Exhibit 10.1

Bin Zhao

Wenjing Ma

Shanghai Zhaoyan Network Technology Co., Ltd.

and

Dayin Network Technology (Shanghai) Co., Ltd.

______________________
Share Pledge Agreement
______________________

Dated June 18, 2015

Share Pledge Agreement
This Share Pledge Agreement (this “Agreement”) is executed on June 18, 2015 by and among the following parties in Shanghai, the People’s Republic of China (the “PRC” or “China”):

(1)	Bin Zhao, Chinese citizen, ID No.: [***];

(2)	Wenjing Ma, Chinese citizen, ID No.: [***];

(3)	Shanghai Zhaoyan Network Technology Co., Ltd. (the “Zhaoyan Technology”);
Registered address: Room 21, 2nd Floor, 1222 Changyang Road, Yangpu District, Shanghai
Legal representative: Bin Zhao

(4)	Dayin Network Technology (Shanghai) Co., Ltd. (the “Pledgee”).
Registered address: Room 2009, 2nd Floor, Block 1, 180 Huashen Road, China (Shanghai) Pilot Free Trade Zone
Legal representative: Bin Zhao
(In this Agreement, the above parties hereto may be individually referred to as a “Party” and collectively referred to as the “Parties”. Among them, Bin Zhao and Wenjing Ma are hereinafter referred to as the “Pledgors”.)
Whereas:

(1)	As of the execution date of this Agreement, the Pledgors are registered shareholders of Zhaoyan Technology who hold 100% of Zhaoyan Technology’s equity interests in total.

(2)
Pursuant to the Exclusive Option Agreement (hereinafter referred to as the “Option Agreement”) executed by and among the Pledgee, Zhaoyan Technology and the Pledgors on June 18, 2015, the Pledgors shall, at the request of the Pledgee and to the extent permitted under the PRC law, transfer all or part of the equity interest held by the Pledgors in Zhaoyan Technology to the Pledgee and/or any other entity or individual designated by the Pledgee.

(3)
Pursuant to the Voting Rights Proxy Agreement (hereinafter referred to as the “Voting Rights Proxy Agreement”) executed by and among the Pledgee, Zhaoyan Technology and the Pledgors on June 18, 2015, the Pledgors have irrevocably granted the person designated by the Pledgee at that time to represent the Pledgors and exercise all of their respective voting rights as shareholders of Zhaoyan Technology on behalf of the Pledgors.

(4)
Pursuant to the Exclusive Technology Consulting and Services Agreement (hereinafter referred to as the “Consulting Services Agreement”) executed by the Pledgee and Zhaoyan Technology on June 18, 2015, Zhaoyan Technology has, on an exclusive basis, engaged the Pledgee to provide Zhaoyan Technology with consultation services and technical support, and has agreed to pay corresponding service fees to the Pledgee for such provision of services.

(5)
As a guarantee for the performance by the Pledgors of their Contractual Obligations (as defined below) and their satisfaction of the Secured Indebtedness (as defined below), the Pledgors intend to pledge all of their equity interests in Zhaoyan Technology to the Pledgee, and Zhaoyan Technology agrees to such share pledge arrangements.

NOW, THEREFORE, upon friendly negotiation and on the basis of equality and mutual benefits, the Parties agree as follows:

1.	Definitions

1.1	Unless otherwise provided herein by the context, the following terms shall have the following meanings in this Agreement:

1.1.1.
“Contractual Obligations” means all contractual obligations of the Pledgors under the Option Agreement and the Voting Rights Proxy Agreement; all contractual obligation of Zhaoyan Technology under the Option Agreement, the Voting Rights Proxy Agreement and the Consulting Service Agreement; and all contractual obligation of the Pledgors and Zhaoyan Technology under this Agreement.

1.1.2.
“Secured Indebtedness” means any and all actual losses as may be suffered by the Pledgee as a result of any Event of Default (as defined below) caused by the Pledgors and/or Zhaoyan Technology; and all costs as may be incurred by the Pledgee in connection with its enforcement of the performance of the Contractual Obligations against the Pledgors and/or Zhaoyan Technology.

1.1.3.	“Transaction Agreement” means the Option Agreement, the Voting Rights Proxy Agreement and the Consulting Service Agreement.

1.1.4.
“Event of Default” means a breach by any Pledgors of any of its Contractual Obligation under the Voting Rights Proxy Agreement, the Option Agreement and/or this Agreement; and a breach by Zhaoyan Technology of any of its Contractual Obligation under the Option Agreement, the Voting Rights Proxy Agreement and/or this Agreement.

1.1.5.
“Pledged Interests” means all of the Pledgors’ equity interests in Zhaoyan Technology as legally owned by the Pledgors as of the date of effectiveness of this Agreement, pledged hereunder to the Pledgee as security for the Pledgor’s and Zhaoyan Technology’s performance of their respective

Contractual Obligation, and any newly increased capital contribution owned by the Pledgors in accordance with Article 2.5 of this Agreement.

1.1.6.
“PRC Law” means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

1.2
Any reference to any PRC Law in this Agreement shall be deemed to include (1) a reference to amendments, modifications, supplements, or reenactions of such PRC Law, effective either before or after the date of this Agreement; and (2) a reference to any other decisions, notices, or regulations made thereunder or effective as a result of its provisions.

1.3	Unless otherwise provided herein, a reference to an article, provision, clause, section or paragraph shall be a reference to an article, provision, clause, section or paragraph of this Agreement.

2.	Pledge of Equity Interest

2.1
Pursuant to this Agreement, the Pledgors hereby agree to pledge all the Pledged Interests which are legally held and rightfully disposable by the Pledgors to the Pledgee, as security for the performance of the Contractual Obligations and the repayment of the Secured Indebtedness. Zhaoyan Technology hereby agrees for the Pledgors to pledge all the Pledged Interests to the Pledgee in accordance with this Agreement.

2.2
The Pledgors covenant to record the share pledge arrangement made under this Agreement (“Equity Pledge”) on Zhaoyan Technology’s register of shareholders within five (5) working days after the execution date of this Agreement and make its best effort to file the Equity Pledge with the competent authority of Administration for Industry and Commerce (“AIC”) having jurisdiction over Zhaoyan Technology to complete the pledge registration. Zhaoyan Technology covenants to make its best effort to cooperate with the Pledgors to complete the pledge registration with AIC.

2.3
During the term of this Agreement, the Pledgee shall not be liable in whatsoever manner for any diminution in value of the Pledged Interests, and the Pledgors shall have no right to claim in any form of recourse or make any request against the Pledgee on the aforementioned diminution, unless such diminution arises out of any willful conduct of the Pledgee or out of its gross negligence having immediate causal link with such diminution.

2.4
The Pledgee enjoys the first ranking rights of pledge placed on the Pledged Interests. Upon occurrence of any Event of Default, the Pledgee shall be entitled to dispose of the Pledged Interest in accordance with Article 4 of this Agreement.

2.5	After obtaining prior consent from the Pledgee, the Pledgors may increase the capital of Zhaoyan Technology. Any increase in the capital contributed by the

Pledgors to the registered capital of Zhaoyan Technology as a result of any capital increase shall equally become part of the Pledged Interests.

3.	Release of Pledge

3.1
Once the Pledgors have fully and completely fulfilled all the Contractual Obligations and have paid off all the Secured Indebtedness (if any), the Pledgee shall, upon request of the Pledgors , release the pledge placed on the Pledged Interests, and cooperate with the Pledgors in cancellation of the Equity Pledge recorded in Zhaoyan Technology’s register of shareholders. If necessary, the Parties shall also cooperate with each other to cancel the registration of the Equity Pledge in the AIC. The reasonable expenses incurred due to the release of the Pledge shall be borne by the Pledgee.

4.	Disposal of Pledged Interests

4.1
The Pledgors, Zhaoyan Technology and the Pledgee hereby agree that upon the occurrence of any Event of Default, the Pledgee shall have the right to exercise, upon written notice to the Pledgors, all of the remedies, rights and powers available to it under the PRC law, the Transaction Agreements and this Agreement, including without limitation the right to auction or sell the Pledged Interests for prior satisfaction of claims. The Pledgee shall not be held liable for any loss caused by its reasonable exercise of such rights and powers.

4.2
The Pledgee shall have the right to appoint, in writing, its counsels or other agents to exercise any or all of the above-mentioned rights and powers, and neither the Pledgors nor Zhaoyan Technology shall raise any objection against it.

4.3
The Pledgors shall be responsible for all reasonable costs incurred by the Pledgee when the Pledgee exercises any or all of the above-mentioned rights and powers. The Pledgee shall have the right to fully deduct such costs from the proceeds obtained from the exercise of its rights and powers.

4.4	The proceeds obtained from the exercise by the Pledgee of its rights and powers shall be applied in the following order of precedence:
First, pay for all costs (including fees paid to its counsels and agents) arising out of the disposal of the Pledged Interests and the exercise by the Pledgee of its rights and powers;
Second, pay taxes payable in connection with the disposal of the Pledged Interests; and
Third, repay the Secured Indebtedness to the Pledgee;
and any remaining balance after the deduction of the foregoing payments (if any) shall be returned by the Pledgee to the Pledgors or other person who may be entitled to such balance under relevant laws and regulations, or be deposited by the Pledgee to a local notary office of the place of the Pledgee (any costs rising out of such deposit shall be borne by the Pledgor).

4.5
The Pledgee shall be entitled to exercise, at its option, simultaneously or successively, any of the pledge on the Pledged Interests against any pledgor or any of other remedies for breach of contract it enjoys. The Pledgee shall not be required to exercise any other remedies for breach of contract before first exercising the right to auction or sell the Pledged Interests under this Agreement. Neither the Pledgors nor Zhaoyan Technology has the right to challenge the Pledgee’s exercise of part of the pledge or the sequential order of the exercise of the pledge.

5.	Costs and Expenses

5.1
Any and all actual costs and expenses relating to the creation of the Equity Pledge under this Agreement, including without limitation to stamp duties, any other tax and all legal fees shall be borne by the Pledgee.

6.	Continuity and Non-Waiver

6.1
The Equity Pledge established under this Agreement shall be a continuous guarantee, and its validity shall continue until the Contractual Obligations are fully fulfilled or the Secured Indebtedness is fully paid off. Neither any waiver or extension granted by the Pledgee to the Pledgor with respect to any breach of the Pledgor, nor any delay of the Pledgee in exercising any of its rights under the Transaction Agreement and this Agreement shall affect the Pledgee’s rights under the Transaction Agreements, this Agreement and relevant PRC Law, to require at any time thereafter the Pledgors to strictly perform the Transaction Agreements and this Agreement or any rights the Pledgee enjoys as a result of any subsequent breach by the Pledgor of the Transaction Agreement and/or this Agreement.

7.	Representations and Warranties by the Pledgor

7.1	The Pledgors hereby each make representations and warranties to the Pledgee on its own and on behalf of Zhaoyan Technology as follows:

7.1.1.
The Pledgors are Chinese citizens with full capacity to act, and have full and independent legal status and legal capacity. The Pledgors have obtained proper authorization to sign, deliver, and perform this Agreement, and may sue or be sued as an independent party.

7.1.2.
Zhaoyan Technology held by the Pledgors is a limited liability company duly registered and legally existing in accordance with PRC Law with its independent legal personality. It has full and independent legal status and legal capacity to sign, deliver and fulfill this Agreement, and may sue or be sued as an independent party. It has full power and authority within the company to sign and deliver this Agreement and all other related transaction agreements, and it has full power and authority to complete the transactions described in this Agreement.

7.1.3.
All reports, documents and information relating to each of the Pledgors and matters required by this Agreement provided by the Pledgors to the Pledgee before the effective date of this Agreement are true, accurate and valid in all material respects as of the effective date of this Agreement.

7.1.4.
All reports, documents and information relating to each of the Pledgors and matters required by this Agreement provided by the Pledgors to the Pledgee after the effective date of this Agreement are true, accurate and valid in all material respects as of the time of provision of the same.

7.1.5.	As of the effective date of this Agreement, the Pledgors are the registered owners of the Pledged Interests free from any ongoing disputes as to the ownership of the Pledged Interests.

7.1.6.
Other than the security interest created on the Pledged Interests and other rights created under this Agreement and Transaction Agreements, there is no other security interests on the Pledged Interests.

7.1.7.
The Pledged Interests may be lawfully pledged and assigned, and the Pledgors have full rights and powers to pledge the Pledged Interests to the Pledgee in accordance with the provisions of this Agreement.

7.1.8.	Once duly executed by the Pledgors, this Agreement constitutes a legal, valid and binding obligation to the Pledgors.

7.1.9.
All third party’s consent, permission, waiver, authorization or any government agency’s approval, permission, exemption or registration or filing formalities with any government agency (if required by law), requisite in each case for the execution of this Agreement, has been obtained or are being pursued and will remain fully valid during the term of this Agreement.

7.1.10.
The Pledgors’ entry into and performance of this Agreement do not violate or conflict with any laws applicable to the Pledgors, any agreement to which is the Pledgors are a party or by which they are bound, any court judgment, any arbitral award or any administrative decision.

7.1.11.	The pledge under this Agreement constitutes the first ranking security interest on the Pledged Interests.

7.1.12.	All taxes and costs in connection with the acquisition of the Pledged Interests have been paid in full by the Pledgors.

7.1.13.	There are no pending, or to the knowledge of the Pledgors, threaten, lawsuits, legal procedures or claims against the Pledgors, or their property,

or the Pledged Interests in any court or arbitral tribunal or by any governmental body or administrative department, which will have significant or adverse effects on the Pledgors’ financial condition or their capacity to perform the obligations and the guarantee liability under this Agreement.

7.1.14.
The Pledgors hereby warrants to the Pledgee that the above representations and warranties will remain true and accurate and completely complied with under any circumstance at any time before the Contractual Obligations are fully fulfilled or the Secured Indebtedness is fully satisfied.

8.	Representations and Warranties by Zhaoyan Technology

8.1	Zhaoyan Technology hereby make representations and warranties to the Pledgee as follows:

8.1.1.
Zhaoyan Technology is a limited liability company duly registered and legally existing in accordance with PRC law with its independent legal personality. It has full and independent legal status and legal capacity to sign, deliver and fulfill this Agreement, and may sue or be sued as an independent party.

8.1.2.
All reports, documents and information relating to the Pledged Interests and matters required by this Agreement provided by Zhaoyan Technology to the Pledgee before the effective date of this Agreement are true, accurate and valid in all material respects as of the effective date of this Agreement.

8.1.3.
All reports, documents and information relating to the Pledged Interests and matters required by this Agreement provided by Zhaoyan Technology to the Pledgee after the effective date of this agreement are true, accurate and valid in all material respects as of the time of provision of the same.

8.1.4.
Zhaoyan Technology has full power and authority within the company to sign and deliver this Agreement and all other related transaction agreements, and it has full power and authority to complete the transactions described in this Agreement. There are no pending, or to the knowledge of Zhaoyan Technology, threatened. lawsuits, legal procedures or claims against Zhaoyan Technology, or its property(including without limitation to Pledged Interests) in any court or arbitral tribunal, or by any governmental body or administrative department, which will have significant or adverse effects on Zhaoyan Technology’s financial condition or its capacity to perform the obligations and the guarantee liability under this Agreement.

8.1.5.
Zhaoyan Technology hereby agrees to by severally and jointly liable to the Pledgee for the representations and warranties made by Pledgor under Articles 7.1.5, 7.1.6, 7.1.7, 7.1.9 and 7.1.11 of this Agreement.

8.1.6.
Zhaoyan Technology hereby warrants to the Pledgee that the above representations and warranties will remain true and accurate and completely complied with under any circumstance at any time before the Contractual Obligations are fully fulfilled or the Secured Indebtedness is fully satisfied.

9.	Undertakings by Pledgors

9.1	The Pledgors hereby each undertake to the Pledgee on its own and on behalf of Zhaoyan Technology as follows:

9.1.1.	Without prior written consent from the Pledgee, the Pledgors shall not create or permit the existence of any new pledge or other security interests on the Pledged Interests.

9.1.2.
Without prior written notice to the Pledgee and obtaining its prior written consent, the Pledgors shall not assign the Pledged Interests, and all purported assignment of the Pledged Interests by the Pledgors shall be void. The proceeds from the assignment of the Pledged Interests by the Pledgors shall be first used to pay off the Secured Indebtedness to the Pledgee or deposited to a third party agreed by the Pledgee.

9.1.3.
Should there arise any lawsuits, arbitration or other claim that may adversely affect the Pledgors, or Pledged Interests, or the interests of the Pledgee under the Transaction Agreement and this Agreement, the Pledgors undertake that they will as promptly as possible without delay to notify the Pledgee in writing, and in accordance with the reasonable request of the Pledgee, make every effort to take all necessary measures to ensure the Pledgee’s pledge interest of the Pledged Interests.

9.1.4.	The Pledgor shall not perform or allow any act or action that may adversely affect the Pledged Interests or the interests of the Pledgee under the Transaction Agreement and this Agreement.

9.1.5.
The Pledgors guarantee to take all necessary measures and sign all necessary documents (including without limitation any supplementary agreement of this Agreement) in accordance with the reasonable request of the Pledgee, so as to ensure the Pledgee’s pledge and interests on the Pledged Interests and such exercise and realization by the Pledgee of its rights and interests.

9.1.6.
If any Pledged Interests is assigned as a result of the exercise of the pledge under this Agreement, the Pledgors undertake that they will make every effort to take all necessary measures to facilitate such assignment.

9.1.7.	Without the prior written consent of the Pledgee, if the business period of Zhaoyan Technology expires within the term of this Agreement, the

Pledgors will take all necessary measures to extend the business period of Zhaoyan Technology to the expiration date of this Agreement.

10.	Undertakings by Zhaoyan Technology

10.1
If the signing and performance of this Agreement and the Equity Pledge under this Agreement are subject to the consent, permission, waiver, authorization of any third party, or the approval, permission, exemption or registration of any government department, or registration or filing formalities with any government department (if required by law), Zhaoyan Technology will make every effort to assist in obtaining such consent, permission, waiver, authorization, approval, permission, exemption or registration and maintaining the same in full force and validity during the term of this Agreement.

10.2	Without the prior written consent of the Pledgee, Zhaoyan Technology will not assist or allow the Pledgors to establish any new pledge or any other security interests on the Pledged Interests.

10.3	Without the prior written consent of the Pledgee, Zhaoyan Technology will not assist or allow the Pledgors to assign the Pledged Interests.

10.4
Should there arise any lawsuits, arbitration or other claim that may adversely affect Zhaoyan Technology, the Pledged Interests, or the interests of the Pledgee under the Transaction Agreement and this Agreement, Zhaoyan Technology guarantee that it will as promptly as possible without delay notify the Pledgee in writing, and in accordance with the reasonable request of the Pledgee, make every effort to take all necessary measures to ensure the Pledgee’s pledge interest of the Pledged Interests.

10.5	Zhaoyan Technology shall not perform or allow any act or action that may adversely affect the interests or Pledged Interests of the Pledgee under the Transaction Agreement and this Agreement.

10.6
Zhaoyan Technology will during [the first month of each calendar quarter] provide the Pledgee with the financial statements of Zhaoyan Technology for the preceding calendar quarter, including (but not limited to) the balance sheet, income statement and cash flow statement.

10.7
Zhaoyan Technology guarantees to take all necessary measures and sign all necessary documents (including without limitation any supplementary agreement to this Agreement) in accordance with the reasonable request of the Pledgee, so as to ensure the Pledgee’s pledge and interests on the Pledged Interests and such exercise and realization by the Pledgee of its rights and interests.

10.8
If any Pledged Interests is assigned as a result of the exercise of the pledge under this Agreement, Zhaoyan Technology shall make every effort to take necessary measures to facilitate such assignment.

11.	Change of Circumstances

11.1
As a supplement, and without contravening other articles of the Transaction Agreement and other articles of this Agreement, if at any time, due to any promulgation or change of any PRC Law, rules or regulations, or due to the change of the interpretation or application of such laws, rules or regulations, or due to the change in the relevant registration procedures, which causes the Pledgee to consider that it becomes illegal or it violates such laws, rules or regulations to maintain the effectiveness of this Agreement and/or dispose Pledged Interests in the manner specified in this Agreement, the Pledgors and Zhaoyan Technology shall, on the Pledgee’s written instructions and in accordance with the Pledgee’s reasonable request, immediately make every effort to take any necessary actions, and/or execute any agreement or other document so as to:

(1) maintain the validity of this Agreement;
(2) facilitate the disposal of Pledged Interests in the manner specified in this Agreement; and/or
(3) maintain or realize the guarantees created or purported to be created by this Agreement.

12.	Effectiveness and Term of Agreement

12.1	This Agreement shall become effective after being signed by the Pledgee, Zhaoyan Technology and the Pledgors.

12.2
The Pledgors and Zhaoyan Technology shall record the Equity Pledge under this Agreement in the shareholder register of Zhaoyan Technology according to the format listed in Schedule I of this Agreement on the date of this Agreement.

12.3	The Pledgors shall provide the registration certificate of the Equity Pledge in the aforementioned shareholder register to the Pledgee in a form satisfactory to the Pledgee.

12.4	The term of this Agreement shall end when the Contractual Obligations are fully fulfilled or the Secured Indebtedness is fully satisfied.

13.	Notices

13.1	All notices, requests, demands and other correspondences required by or in accordance with this Agreement shall be delivered to the relevant Parties in writing.

13.2
If the above notice or other correspondences is sent by facsimile, it will be deemed to have been delivered once it has been sent; if delivered in person, it will be deemed to have been delivered once delivered in person; if sent by post, it will be deemed to have been delivered five (5) days after posting.

14.	Miscellaneous

14.1
The Pledgee may, upon notice to the Pledgors and Zhaoyan Technology and without obtaining any prior consent from the Pledgors or Zhaoyan Technology, assign its rights and/or obligations under this Agreement to any third party. Either the Pledgors or Zhaoyan Technology shall not assign their respective rights, obligations or liabilities under this Agreement to any third party without the prior written consent of the Pledgee. The successors or permitted assignees (if any) of the Pledgors and Zhaoyan Technology shall continue to fulfill the obligations of the Pledgors and Zhaoyan Technology under this Agreement.

14.2	This Agreement is written in Chinese in six (6) originals. Each Party of this Agreement shall have one (1) and the remaining copies are for the purpose of registration.

14.3	The execution, effectiveness, implementation, amendment, interpretation and termination of this Agreement shall be governed by PRC Law.

14.4
Any dispute arising out of or in connection with this Agreement shall be first settled by the Parties through friendly negotiation. If the dispute cannot be resolved within thirty (30) days, the relevant dispute shall be submitted to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules then effective. The arbitration shall be conducted in Shanghai and the language used shall be Chinese. The decision of the arbitral tribunal shall be final and binding on the Parties.

14.5
Any rights, powers and remedies conferred on each Party by any provision of this Agreement shall not preclude any other rights, powers or remedies that the Party enjoys in accordance with law and other provisions under this Agreement, and the exercise of a Party’s rights, powers and remedies shall not preclude the Party’s exercise of other rights, powers and remedies.

14.6
Failure by a Party to exercise or delay in exercising any of its rights, powers and remedies under this Agreement or law (hereinafter referred to as the “Party’s Rights”) shall not result in a waiver of such rights. The waiver of any single or part of that Party’s rights shall not preclude the Party from exercising such rights in any other ways or the exercising the remaining part of the Party’s rights.

14.7	The headings of the articles of this Agreement are for reference only. Under no circumstance shall these headings be used in or affect the interpretation of the provisions of this Agreement.

14.8
Each article of this Agreement shall be severable and independent of any other article. If at any time any one or more of the articles of this Agreement become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining articles of this Agreement shall not be affected.

14.9	This Agreement, upon execution, supersedes any other legal documents previously executed by the relevant Parties under this Agreement in respect of the same matter.

14.10
Any amendment or supplement of this Agreement shall be made in writing. Except where the Pledgee assigns its rights under this Agreement in accordance with Article 14.1, such amendment and supplement of this Agreement shall become effective only after being properly signed by the Parties under this agreement.

14.11	This Agreement shall be binding on the legal assignees or successors of all Parties.

14.12
After the signing of this Agreement, if requested by the Pledgee, each Pledgor shall execute one (1) Power of Attorney, the format of which is shown in Schedule II of this Agreement (hereinafter referred to as the “Power of Attorney”), entrusting any person designated by the Pledgee to execute any and all legal documents which are required for the Pledgee to exercise its rights under this Agreement on behalf of the Pledgee. The Power of Attorney shall be kept by the Pledgee, and the Pledgee may submit the Power of Attorney to the relevant government department at any time when needed.

[The remainder of this page has been intentionally left blank. Signature page follows.]

[Signature Page]
IN WITNESS WHEREOF, the Parties have caused this Share Pledge Agreement to be duly executed as of the date first above written.

Bin Zhao		Wenjing Ma

Signature:	/s/ Bin Zhao	Signature:	/s/ Wenjing Ma

Shanghai Zhaoyan Network Technology Co., Ltd. (Seal)

Signature:	/s/ Bin Zhao
Name:	Bin Zhao
Title:	Legal Representative

Dayin Network Technology (Shanghai) Co., Ltd. (Seal)

Signature:	/s/ Bin Zhao
Name:	Bin Zhao
Title:	Legal Representative

Schedule I:
Shareholder Register of Shanghai Zhaoyan Network Technology Co., Ltd.
Date: June 18, 2015

Name of Shareholder	Amount of Contribution	Shareholding Ratio	ID Number	Notes
Bin Zhao	RMB9,000,000	90%	[***]
According to the Share Pledge Agreement signed by Bin Zhao, Wenjing Ma, Dayin Network Technology (Shanghai) Co., Ltd. and Shanghai Zhaoyan Network Technology Co., Ltd., Bin Zhao agreed to pledge 90% of its shares in Shanghai Zhaoyan Network Technology Co., Ltd. to Dayin Network Technology (Shanghai) Co., Ltd, which has been registered in the shareholder register since June 18, 2015.

Wenjing Ma	RMB1,000,000	10%	[***]
According to the Share Pledge Agreement signed by Bin Zhao, Wenjing Ma, Dayin Network Technology (Shanghai) Co., Ltd. and Shanghai Zhaoyan Network Technology Co., Ltd., Wenjing Ma agreed to pledge 10% of its shares in Shanghai Zhaoyan Network Technology Co., Ltd. to Dayin Network Technology (Shanghai) Co., Ltd, which has been registered in the shareholder register since June 18, 2015.

Shanghai Zhaoyan Network Technology Co., Ltd. (Seal)

Schedule II:
Power of Attorney
I, _______, hereby appoint _______ (ID Number: _____________________), as my authorized trustee, signing all necessary or useful legal documents for Dayin Network Technology (Shanghai) Co., Ltd. to exercise its rights under the Share Pledge Agreement signed by Dayin Network Technology (Shanghai) Co., Ltd., Shanghai Zhaoyan Network Technology Co., Ltd., any other relevant party and me on June 18, 2015.

Signature:
Date: